Exhibit 10.31

Supplemental Feed Purchase Contract

Party A: Weifang Taihong Feed Co., Ltd
Party B: Weifang Yuhe Poultry Co., Ltd

WHEREAS

(A) Party A and Party B entered into a feed purchase agreement as of January 1, 2006, pursuant to which, Party A agreed to supply to Party B and Party B agreed to purchase all necessary feed from Party A.

(B) During the period from January 1, 2006 to December 31, 2006, Party A supplied feed to Party B at RMB 1,829, approximately equivalent to US$267 per ton. During the period from January 1, 2007 to December 31, 2007, Party A supplied feed to Party B at RMB 2,141, approximately equivalent to US$313 per ton. During the period from January 1, 2008 to July 31, 2008, Party A supplied feed to Party B at RMB 2,588, approximately equivalent to US$378 per ton.

This supplemental agreement is signed on a friendly negotiation and equality basis by and between the aforementioned parties:

1.
Party A shall supply feed to Party B and Party B shall purchase feed from Party A at RMB 2,795, approximately equivalent to US$409 per ton. Subject to agreement by Party A and Party B, the foresaid price can be adjusted according to the market conditions.

2.	Term of this contract: During the term from August 1, 2008 to December 31st, 2008, Party B shall place purchase orders in accordance with its operating demands.

3.	Place: Weifang Taihong Feed Co., Ltd

4.	Delivery of feed: Party A shall deliver the feed to appointed breeding farms of Party B.

5.	Payment: The feed shall be paid for in cash or through the banking system.

6.
Violations of this contract: In the event that Party A fails to provide feed in due time, which leads to Party B’s great loss, Party A should compensate for Party B’s losses by deducting the losses from payments of the feeds. Should Party B violates any provisions of this contract, party A can at any time stop the feed supply, or revoke this contract.

7.	This contract shall come into effectiveness after signature by both parties. This contract is made in two original copies, with one to be held by each party.

Party A: Weifang Taihong Feed Co., Ltd
Representatives: Wang Jianbo
Party B; Weifang Yuhe Poultry Co., Ltd
Representatives: Han Chengxiang

Date: August 5, 2008